Exhibit 21.1

SUBSIDIARIES OF CONDUENT INCORPORATED

Name of Subsidiary	Jurisdiction of Incorporation or Organization
MidasPlus, Inc.	Arizona
Healthy Communities Institute Corporation	California
Breakaway Healthcare and Life Sciences LLC	Colorado
Education Sales and Marketing, LLC	Colorado
ESM Chaperone, LLC	Colorado
Wagers & Associates, Inc.	Colorado
ACS Asset Management Group, LLC	Delaware
ACS BPO Services, Inc.	Delaware
ACS BRC Holdings, LLC	Delaware
ACS Consultant Holdings Corporation	Delaware
ACS Defense, LLC	Delaware
ACS EDI Gateway, Inc.	Delaware
ACS Education Loan Services LLC	Delaware
ACS Enterprise Solutions, LLC	Delaware
ACS e-Services, LLC	Delaware
ACS Global, Inc.	Delaware
ACS Health Administration, Inc.	Delaware
ACS Healthcare Analytics, Inc.	Delaware
ACS HR Solutions World Services LLC	Delaware
ACS Human Resources Solutions, LLC	Delaware
ACS Lending, Inc.	Delaware
ACS Middle East, Inc.	Delaware
ACS TMC, Inc.	Delaware
ACS TradeOne Marketing, Inc.	Delaware
ACS Trust I	Delaware
ACS Trust II	Delaware
ACS/ECG Holdings, LLC	Delaware
ACS@Xerox LLC	Delaware
Buck Consultants, LLC	Delaware
Buck Kwasha Securities LLC	Delaware
Bunch CareSolutions, LLC	Delaware
CDR Associates, L.L.C.	Delaware
Conduent Finance, Inc.	Delaware
Consilience Software, Inc.	Delaware
Education Services Company, LLC	Delaware
etravelexperts, LLC	Delaware
Government Records Services, Inc.	Delaware
Intellinex LLC	Delaware
ISG Holdings, Inc	Delaware
ISG Services, LLC	Delaware
ParkIndy, LLC	Delaware
RSA Enterprises LLC	Delaware
RSA Medical Exams LLC	Delaware
RSA Medical LLC	Delaware
Specialty I, LLC	Delaware
StrataCare, LLC	Delaware
The National Abandoned Property Processing Corporation	Delaware
Title Records Corporation	Delaware
TMS Health LLC	Delaware
Xerox Audit & Compliance Solutions, LLC	Delaware
Xerox Business Services, LLC	Delaware
Xerox Education Services, LLC	Delaware

Xerox Education Solutions, LLC	Delaware
Xerox European Funding LLC	Delaware
Xerox Export LLC	Delaware
Xerox Federal Solutions, LLC	Delaware
Xerox Government Systems, LLC	Delaware
Xerox HR Solutions, LLP	Delaware
Xerox Mortgage Services, Inc.	Delaware
Xerox Recovery Services, Inc.	Delaware
Xerox Relocation & Assignment Services, LLC	Delaware
Xerox State Healthcare, LLC	Delaware
LearnSomething, Inc.	Florida
ACB Airport Solutions, LLC	Georgia
Digital Information Systems Company, L.L.C.	Georgia
Xerox Transport Solutions, Inc.	Georgia
Wireless Data Services (Operations) Inc.	Idaho
Xerox Card Services, LLC	Illinois
ACS Human Services, LLC	Indiana
Health Technology Acquisition Company	Indiana
Outsourced Administrative Systems, Inc.	Indiana
ACS Image Solutions, Inc.	Louisiana
Xerox Consultant Company, Inc.	Michigan
ACS CompIQ Corporation	Nevada
Xerox Commercial Solutions, LLC	Nevada
TMS Health Patient Access Solutions, LLC	New Jersey
Consultec IPA, Inc.	New York
Smart Data Consulting Corp	New York
Xerox State & Local Solutions, Inc.	New York
LiveBridge, Inc.	Oregon
Newspaper Services Holding, Inc.	Oregon
Statit Software, Inc.	Oregon
Superior Venture Partner, Inc.	Pennsylvania
Xerox HR Solutions, LLC	Pennsylvania
CredenceHealth, Inc.	Tennessee
ACS Protection Services, Inc.	Texas
ACS Securities Services, Inc.	Texas
ACS Welfare Benefit Trust	Texas
Conduent Legal & Compliance Solutions, LLC	Texas
Mercury Fund II, Ltd.	Texas
Transaction Processing Specialists, Inc.	Texas
WDS Global—Texas, Inc.	Texas
Xerox Heritage, LLC	Virginia
Intellinex PS-OS, Inc.	Washington
Wireless Data Services North America Inc.	Washington
Xerox Care and Quality Solutions, Inc.	Wisconsin
Eagle Connect Sh.p.k.	Albania
Voice Star Sh.p.k.	Albania
Market Line S.A.	Argentina
Consilience Software Australasia Pty Ltd	Australia
Xerox Business Services (Australia) Pty. Ltd.	Australia
Wireless Data Services Pty Limited	Australia
Affiliated Computer Services Austria GmbH	Austria
Affiliated Computer Services International (Barbados) Limited	Barbados
Buck Consultants	Belgium
ACS Transportation Services Participacoes Ltda	Brazil
Affiliated Computer Services do Brasil Ltda.	Brazil
ACS HR Solucoes Servicos de Recursos Humanos do Brasil Ltda	Brazil
Affiliated Computer Services Call Center Operations do Brasil LTDA	Brazil
Buck Consultants Limited/Conseilliers Buck Limitee	Canada

Buck Consultants Insurance Agency Limited	Canada
CPAS Systems, Inc.	Canada
Xerox Business Services Canada, Inc.	Canada
ACS HR Solutions Canada Co	Canada
ACS Solutions Chile SA	Chile
ACS Road Technology Services (Beijing) Co. Ltd.	China
Affiliated Computer Services (Tianjin) Co., Ltd.	China
ML Colombia S.A.	Colombia
ACS Czech Republic s.r.o.	Czech Republic
Xerox Business Services Dominican Republic, SAS	Dominican Republic
Affiliated Computer Services (Fiji) Limited	Fiji
Affiliated Computer Services Business Process Solutions SAS	France
Xerox Business Solutions (France) SAS	France
Affiliated Computer Services of Germany GmbH	Germany
ACS Holdings (Germany) GmbH	Germany
ACS HR Solutions Deutschland GmbH	Germany
Invoco Holding GmbH	Germany
GIP Dialog Gesellschaft fur Produktinformation mbH	Germany
Invoco Business Solutions GmbH	Germany
Invoco Communication Center GmbH	Germany
Invoco Customer Service GmbH	Germany
Invoco Helpline Communication GmbH	Germany
Invoco Helpline GmbH	Germany
Invoco Marketing & Vetrieb GmbH	Germany
Invoco Media Sales GmbH	Germany
Invoco Multimeida GmbH	Germany
Invoco Sales GmbH	Germany
Invoco Service Center GmbH	Germany
Invoco Service GmbH	Germany
Invoco Services & Sales GmbH	Germany
Invoco Technical Service GmbH	Germany
ACS-BPS (Ghana) Limited	Ghana
Xerox Business Services de Guatemala, Sociedad Anonima	Guatemala
ACS HR Solutions Share Plan Services (Guernsey), Limited	Guernsey
ACS China Solutions Hong Kong Limited	Hong Kong
Xerox Business Solutions (Hong Kong) Limited	Hong Kong
Xerox Business Services India Private Limited	India
Xerox Business Services Italy S.r.l.	Italy
Nuova Karel Soluzioni S.r.l. unipersonale	Italy
Xerox Business Solutions Italia, S.p.A.	Italy
ACS Business Process Solutions (Jamaica) Limited	Jamaica
e-Services Group International (Jamaica) Limited	Jamaica
Affiliated Computer Services Holdings (Luxembourg) S.A.R.L.	Luxembourg
Xerox Business Services Malaysia Sdn. Bhd.	Malaysia
ACS Malta Limited	Malta
Xerox Business Services de Mexico, S.A. de C.V.	Mexico
Xerox Solutions de Mexico, S. de R.L. de C.V.	Mexico
Phenox Holding B.V.	Netherlands
Buck Consultants BV	Netherlands
Phenox Professionals BV	Netherlands
Affiliated Computer Services International B.V.	Netherlands
ACS HR Solutions Nederland BV	Netherlands
Wilhaave Groep BV	Netherlands
Unamic Holding BV	Netherlands
Unamic/HCN BV	Netherlands
Xerox Business Services (Netherlands) B.V.	Netherlands
Market Line Peru S.A.C.	Peru
ACS Solutions Peru S.A.	Peru

Xerox Business Services Philippines, Inc.	Philippines
ACS Solutions Poland Sp. Z.o.o.	Poland
Affiliated Computer Services of Poland Sp. z.o.o.	Poland
ACS Puerto Rico, LLC	Puerto Rico
Xerox Business Solutions of Puerto Rico, Inc.	Puerto Rico
Xerox Business Services Romania S.r.l.	Romania
Xerox Europe Finance Limited Partnership	Scotland
Wireless Data Services (Asia Pac) PTE Ltd.	Singapore
Wireless Data Services (Proprietary) Limited	South Africa
Affiliated Computer Services of Spain, S.L., Sociedad Unipersonal	Spain
Xerox Business Solutions Spain, S.L.	Spain
e-Services Group (St. Lucia) Ltd.	St. Lucia
Telenamic NV	Suriname
Affiliated Computer Services GmbH	Switzerland
Xerox Business Services (Switzerland) AG	Switzerland
Unamic HCN Musteri Hizmetleri Limited Sirketi	Turkey
ACS Business Process Solutions Limited	United Kingdom
CVG Ltd	United Kingdom
Spur Information Solutions Limited	United Kingdom
Wireless Data Services Limited	United Kingdom
Buck Consultants Limited	United Kingdom
Buck Consultants (Healthcare) Limited	United Kingdom
Buck Consultants (Administration & Investment) Limited	United Kingdom
ACS HR Solutions UK Ltd	United Kingdom
Buck Consultants Shareplan Trustees Limited	United Kingdom
Buckingham Trustees Limited	United Kingdom
Talking People Limited	United Kingdom